UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

August 22, 2022
Date of Report (date of earliest event reported)

FEDERAL HOME LOAN BANK OF ATLANTA
(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	001-51845		56-6000442
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1475 Peachtree Street, NE	Atlanta	Georgia	30309
(Address of principal executive offices)

(404) 888-8000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Benefit Equalization Plan
On July 28, 2022, the Board approved Amendment Three to the Bank’s Benefit Equalization Plan. The amendment includes changes for language uniformity in certain definitions and added provisions which resulted in Mr. Alp Can, the executive vice president who also occupies the Chief Risk Officer position as of July 1, 2022, becoming eligible to accrue the retirement benefits below as of July 2, 2022:

i.20% of any bonuses paid in the current year; and
ii.14% of compensation earned during the year, subject to certain offsets.

Compensatory Arrangements of Certain Officers
On July 28, 2022, the Board also approved a salary increase for Mr. Can from $425,000 to $500,000.

The Bank received a non-objection letter from the Federal Housing Finance Agency regarding Amendment Three to the Bank’s Benefit Equalization Plan and the salary increase on August 22, 2022.

Item 9.01 Exhibits.

10.1 Amendment Three to the Federal Home Loan Bank of Atlanta Benefit Equalization Plan, effective July 2, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Atlanta

Date: August 24, 2022
	By:	/s/ Kirk R. Malmberg
Kirk R. Malmberg President and Chief Executive Officer